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                                  EXHIBIT 8.2.1
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MORGAN BEAUMONT ANNOUNCES STRATEGIC PARTNERSHIP WITH CGS FINANCIAL TECHNOLOGIES

                       MORGAN BEAUMONT NOW HAS 73,000 POPS

     SARASOTA, FLORIDA - June 30, 2005 - Morgan Beaumont, Inc. (OTC BB: MBEU), a premier technology solution provider to the Stored Value and Debit Card market and owner of the SIRE NetworkTM, today announced that it has entered into a strategic partnership with CGS Financial Technologies (CGS) to distribute the Morgan Beaumont card products through its retail channel.

     CGS has over 2,000 locations in its current POS network and will distribute the Morgan Beaumont ATM and Stored Value cards. It will become a part of the SIRE Network and provide the necessary software to all of the POS terminals in its channel in order to facilitate the SIRE Network services at those stores. The launch will begin on the 15th of July with 100 locations initially.

     Cliff Wildes, CEO of Morgan Beaumont, stated, "We are very pleased to announce this strategic partnership with CGS Financial Technologies, which brings our SIRE Network Points of Presence (POPs) to approximately 73,000. CGS is known as the company with the most applications on a single point of sale device with capability to sell over 100 items and services. CGS's wide array of products not only includes debit and credit card processing but also prepaid services, gift cards, bill payment and others."

     "Flexibility And Versatility is our motto," said Mordi Kushnir, President of CGS. The CGS platform offers products for different hardware platforms such as Lipman, Verifone and Axalto. Devices using the CGS platform can communicate via a variety of mediums, such as dialup, GSM, Radio, X25, or GPRS. Other interfaces include mobile applications for wireless devices, ATM and Vending interfaces. CGS Financial Technologies provides "Retailer-Consumer Financial Solutions" and is an innovative pioneer with thousands of clients across the globe, including North America, Africa and Asia.




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     Morgan Beaumont, Inc. is a Technology Solutions Company located in
Sarasota, Florida. The company is one of the premier providers of Stored Value and Debit Card Solutions in the United States. The company has developed POS and PC based software that connects merchants with multiple Stored Value Processors and Issuing Banks, in addition to private transaction networks and IVR and CRM technology. Morgan Beaumont is a MasterCard Third Party Processor (TPP). The company owns and operates the SIRE Network, a national network of Stored Value and Debit Card load stations located throughout the United States. To learn more about Morgan Beaumont, please visit http://www.morganbeaumont.com.

 "SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements about the expected future prospects of our business and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: general economic and market conditions, including the lingering effects of the economic slowdown and services revenue; the overall condition of the bank card industry, including the effect of any further consolidation among financial services firms; the regulatory, credit and market risks associated with our operations; the integration of acquired businesses, the performance of our businesses; the effect of war, terrorism or catastrophic events; the timing and magnitude of sales; the timing and scope of technological advances; the ability to retain and attract customers and key personnel; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect our business or future financial results and when applicable, are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.